Exhibit 99.1

Brain Scientific Appoints Stuart Bernstein as VP of Marketing

NEW YORK, October 20, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, today announced the appointment of Stuart Bernstein as Vice President of Marketing. In this role, Bernstein will be responsible for Brain Scientific’s overall marketing strategy and efforts to strengthen the company’s market position.

Bernstein spent the first part of his career in senior technical management roles in Fortune 500 companies, including NCR, IBM, and Control Data Corporation. Subsequently, he held executive and consultant positions in numerous start-up companies specializing in medical devices, healthcare, telemedicine, software engineering, biotech services, and other fields.

Bernstein was the CEO of BioSignal, an EEG medical device company. He is also a co-founder of several software engineering and telemedicine firms, all of which continue in business to date. One of them, Brain Saving Technology, is now Specialist on Call (SOC Telemed) - a leading telemedicine company that powers over 850 facilities for teleneurology, telepsychiatry, and critical care telemedicine with over 200 physicians.

“We are thrilled to have Mr. Bernstein on board with us. His experience includes developing large distribution channels for a number of companies in our industry, as well as successfully managing sales teams of 50 people and more. Stuart has been managing startup business organizations for over 30 years, so we feel this appointment is a great opportunity for us to grow our business exponentially,” said Boris Goldstein, Chairman at Brain Scientific Inc.

The announcement comes just weeks after Brain Scientific launched the next generation NeuroCap™ - a hospital-grade disposable EEG headset with 22 electrodes and 19 active EEG channels. The new device uses velcro materials for better adhesion during EEG testing. With the launch of the new product, Brain Scientific predicts expanding its EEG product application in ICUs, Emergency Rooms, and a variety of medical centers across the United States.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements

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